Exhibit 5(a)

June 4, 2009

Wells Fargo & Company

420 Montgomery Street

San Francisco, California 94163

Ladies and Gentlemen:

I am Senior Counsel of Wells Fargo & Company (the “Company”) and, as such, I, together with other attorneys in the Wells Fargo Law Department, have acted as counsel for the Company in connection with the preparation of a Registration Statement on Form S-3 (the “Registration Statement”) of the Company and Wells Fargo Capital XVI, Wells Fargo Capital XVII, Wells Fargo Capital XVIII, Wells Fargo Capital XIX and Wells Fargo Capital XX filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”), relating to the proposed offer and sale from time to time of the following securities (the “Securities”): (i) unsecured unsubordinated debt securities of the Company in the forms filed as part of Exhibit 4(v) and as Exhibit 4(w) to the Registration Statement, with appropriate insertions (the “Senior Debt Securities”), (ii) unsecured subordinated debt securities of the Company in the forms filed as part of Exhibit 4(v) and as Exhibit 4(x) to the Registration Statement, with appropriate insertions (the “Subordinated Debt Securities”), (iii) unsecured junior subordinated debt securities of the Company in the form filed as Exhibit 4(y) to the Registration Statement, with appropriate insertions (the “Junior Subordinated Debt Securities,” and together with the Senior Debt Securities and the Subordinated Debt Securities, the “Debt Securities”), (iv) preferred stock and preference stock, no par value (the “Preferred Stock”), of the Company, interests in which may be evidenced by appropriately prepared depositary shares (the “Depositary Shares”), (v) common stock, par value $1 2/3 per share, (the “Common Stock”) of the Company issuable upon conversion of Debt Securities, Preferred Stock, or Depositary Shares, or upon exercise of warrants, (vi) appropriately prepared warrants to purchase Debt Securities, Preferred Stock, or Common Stock (the “Warrants”) and (vii) purchase contracts in the forms filed as Exhibits 4(uu) and 4(vv) requiring the holders thereof to purchase or sell (a) securities of an entity unaffiliated with the Company, a basket of such securities, an index or indices of such securities or any combination of the above, (b) currencies or (c) commodities (the “Purchase Contracts”). The Securities may be offered separately or together with other Securities, in separate series, in amounts, at prices, and on terms to be set forth in the prospectus and one or more supplements to the prospectus (collectively, the “Prospectus”) constituting a part of the Registration Statement, and in the Registration Statement.

Wells Fargo & Company

June 4, 2009

The Senior Debt Securities are to be issued under the indenture filed as Exhibit 4(r) to the Registration Statement, as supplemented by the Fourth Supplemental Indenture filed as Exhibit 4(s), entered into by the Company and Citibank, N.A., as trustee (the “Senior Indenture”). The Subordinated Debt Securities are to be issued under the indenture filed as Exhibit 4(t) to the Registration Statement (the “Subordinated Indenture”) entered into by the Company and The Bank of New York Mellon Trust Company, National Association (as successor in interest to The Bank of New York Trust Company, N.A., as successor in interest to J.P. Morgan Trust Company, National Association, as successor in interest to Bank One Trust Company, N.A., as successor in interest to The First National Bank of Chicago), as trustee. The Junior Subordinated Debt Securities are to be issued under the indenture filed as Exhibit 4(u) to the Registration Statement (the “Junior Subordinated Indenture”) entered into by the Company and The Bank of New York Mellon Trust Company, National Association (as successor in interest to The Bank of New York Trust Company, N.A., as successor in interest to J.P. Morgan Trust Company, National Association), as trustee. Each series of Preferred Stock is to be issued under the Restated Certificate of Incorporation, as amended, of the Company (the “Certificate of Incorporation”) and a certificate of designations (a “Certificate of Designations”) to be approved by the Board of Directors of the Company or a committee thereof and filed with the Secretary of State of the State of Delaware (the “Delaware Secretary of State”) in accordance with Section 151 of the General Corporation Law of the State of Delaware. The Depositary Shares are to be issued under a deposit agreement in the form filed as Exhibit 4(cc) to the Registration Statement, with appropriate insertions (the “Deposit Agreement”), to be entered into by the Company, a depositary to be named by the Company, and the holders from time to time of depositary receipts evidencing Depositary Shares. The Common Stock is to be issued under the Certificate of Incorporation. The Warrants are to be issued under warrant agreements in the forms filed as Exhibits 4(dd) to 4(ee) to the Registration Statement, with appropriate insertions (the “Warrant Agreements”), to be entered into by the Company and warrant agents to be named by the Company. The Purchase Contracts are to be issued under a purchase contract agreement (the “Purchase Contract Agreement”) and a unit agreement to be entered into by the Company and a unit agent or agents to be named by the Company (the “Unit Agreement”) in the forms filed as Exhibits 4(tt) to 4(vv) to the Registration Statement, with appropriate insertions.

Certain terms of the Securities to be issued by the Company from time to time will be approved by the Board of Directors of the Company or a committee thereof or certain authorized officers of the Company as part of the corporate action taken and to be taken (the “Corporate Proceedings”) in connection with issuance of the Securities. I have examined or am otherwise familiar with the Certificate of Incorporation and the By-Laws of the Company, as amended and restated, the Registration Statement, such of the Corporate Proceedings that have occurred as of the date hereof, and such other documents, records, and instruments as I have deemed necessary or appropriate for the purposes of this opinion.

Based on the foregoing, I am of the opinion that: (i) the Senior Indenture, the Subordinated Indenture and the Junior Subordinated Indenture are valid and binding instruments of the Company, (ii) upon the completion of all required Corporate Proceedings and the execution and delivery of the Deposit Agreement, the applicable Warrant Agreement, or the applicable Purchase Contract Agreement and the Unit Agreement, and the execution, issuance, and delivery, and the authentication by the applicable trustee, of the Senior Debt Securities,

Wells Fargo & Company

June 4, 2009

Subordinated Debt Securities and Junior Subordinated Debt Securities, the Depositary Shares, the Warrants and the Purchase Contracts, respectively, pursuant to such agreements or indentures, such Deposit Agreement, Warrant Agreement, Purchase Contract Agreement or Unit Agreement, as the case may be, will become valid and binding instruments of the Company, and any Debt Securities, Warrants or Purchase Contracts issuable thereunder will be legal, valid, and binding obligations of the Company, and any Preferred Stock (assuming completion of the actions referred to in clause (iii) below) or Common Stock (assuming completion of the actions referred to in clause (iv) below) issuable thereunder will be duly and validly authorized and issued, fully paid, and nonassessable; (iii) upon the authorization, execution, acknowledgment, delivery, and filing with, and recording by, the Delaware Secretary of State of the applicable Certificate of Designations following the completion of all required Corporate Proceedings and the execution, issuance, and delivery of the Preferred Stock pursuant to such Certificate of Designations, the Preferred Stock will be duly and validly authorized and issued, fully paid, and nonassessable; and (iv) upon the authorization of issuance of the Common Stock, following the completion of all required Corporate Proceedings, and the execution, issuance, and delivery of the Common Stock, the Common Stock will be duly and validly authorized and issued, fully paid, and nonassessable; except in each case as the legality, validity, binding effect and enforceability of provisions of such instruments and agreements may be limited by applicable bankruptcy, reorganization, insolvency, moratorium or other laws of general application affecting the enforcement of creditors’ rights and by general equity principles, including without limitation, concepts of materiality, reasonableness, good faith, fair dealing and the possible unavailability of specific performance, injunctive relief or other equitable remedies, whether considered in a proceeding in equity or at law.

The foregoing opinions assume that (a) the Company will remain duly organized, validly existing and in good standing under the laws of the State of Delaware; (b) the execution of the Senior Indenture, Subordinated Indenture, Junior Subordinated Indenture, Deposit Agreement, the applicable Warrant Agreement, the applicable Purchase Contract Agreement, the Unit Agreement, the Certificate of Designations and the Securities is by an officer or officers of the Company authorized by the Corporate Proceedings; (c) the consideration designated in the applicable Corporate Proceedings for any Securities shall have been received by the Company in accordance with applicable law; (d) the Senior Indenture, the Subordinated Indenture and the Junior Subordinated Indenture have been, and the Deposit Agreement, any Warrant Agreement, any Purchase Contract Agreement and the Unit Agreement shall have been, duly authorized, executed, and delivered by all parties thereto other than the Company and each such party shall have complied with all legal requirements pertaining to its status as such status relates to its rights to enforce such agreements or instruments against the Company and shall have satisfied those legal requirements applicable to it to the extent necessary to make such agreements or instruments enforceable against it; (e) the Registration Statement shall have become effective under the Securities Act and will continue to be effective; and (f) that, at the time of the authentication and delivery of the Securities, the Corporate Proceedings related thereto will not have been modified or rescinded, there will not have occurred any change in the law affecting the authorization, execution, delivery, validity or enforceability of such Securities or the Agreements (as defined below), none of the particular terms of such Securities or Agreements

Wells Fargo & Company

June 4, 2009

will violate any applicable law and neither the issuance and sale of such Securities nor the compliance by the Company with the terms of such Securities or the Agreements will result in a violation of any issuance limit in the Corporate Proceedings, any agreement or instrument then binding upon the Company or any order of any court or governmental body having jurisdiction over the Company.

I have also assumed (a) the accuracy and truthfulness of all public records of the Company and of all certifications, documents and other proceedings examined by me that have been produced by officials of the Company acting within the scope of their official capacities, without verifying the accuracy or truthfulness of such representations, (b) the genuineness of such signatures appearing upon such public records, certifications, documents and proceedings, and (c) each document submitted to me for review is accurate and complete, each such document that is an original is authentic, each such document that is a copy conforms to an authentic original, and all signatures on each such document are genuine.

Without limiting any other qualifications set forth herein, the opinions expressed herein are subject to the effect of generally applicable laws that (i) provide for the enforcement of oral waivers or modifications where a material change of position in reliance thereon has occurred or provide that a course of performance may operate as a waiver, (ii) limit the availability of a remedy under certain circumstances where another remedy has been elected, (iii) may, where less than all of a contract may be unenforceable, limit the enforceability of the balance of the contract to circumstances in which the unenforceable portion is not an essential part of the agreed exchange, (iv) govern and afford judicial discretion regarding the determination of damages and entitlement to attorneys’ fees and other costs, (v) may permit a party who has materially failed to render or offer performance required by a contract to cure that failure unless either permitting a cure would unreasonably hinder the aggrieved party from making substitute arrangements for performance or it is important under the circumstances to the aggrieved party that performance occur by the date stated in the contract, (vi) may require mitigation of damages, and (vii) may limit the enforceability of provisions imposing increased interest rates or late payment charges upon delinquency in payment or default or providing for liquidated damages or for premiums upon acceleration.

I express no opinion as to the laws of any jurisdiction other than the laws of the State of Minnesota, the General Corporation Law of the State of Delaware, and the federal laws of the United States of America. I express no opinion as to whether, or the extent to which, the laws of any particular jurisdiction apply to the subject matter hereof, including, without limitation, the enforceability of the governing law provision contained in the Senior Indenture, the Subordinated Indenture, the Junior Subordinated Indenture, the Deposit Agreement, the Warrant Agreements, the Purchase Contract Agreements and the Unit Agreement (the “Agreements”). Because the governing law provision of the Agreements relates to the law of a jurisdiction as to which I express no opinion, the opinions set forth in clauses (i) and (ii) of the fourth preceding paragraph are given as if the law of the State of Minnesota governs the Agreements.

Wells Fargo & Company

June 4, 2009

I hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to being named in the Prospectus included therein under the caption “Legal Opinions” with respect to the matters stated therein without implying or admitting that I am an “expert” within the meaning of the Securities Act, or other rules and regulations of the Securities and Exchange Commission issued thereunder with respect to any part of the Registration Statement, including this exhibit.

Very truly yours,

/s/ Jeannine E. Zahn
Jeannine E. Zahn